CSCL/CD-710 (Rev. 09/21)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU

Date Received	(FOR BUREAU USE ONLY)
	AC1
MAR 28 2023	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

ADJUSTED TO AGREE WITH BUREAU RECORDS

TranInfo:1 25393859-2 03/28/23
Chk#: 8623 Amt: $50.00
ID: 801475542

Name JOHN V MILLER JR		
Address PO BOX 1032		
City TRAVERSE CITY	State MI	ZIP Code 49685-1032

EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

RESTATED ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Restated Articles:

1. The name of the limited liability company is:
   ADLER ENERGY, LC

2. The identification number assigned by the Bureau is: 801475542

3. All former names of the limited liability company are:
   Presidium Midwest, LC

4. The date of filing the original Articles of Organization was: 9/26/2008

The following Restated Articles of Organization supersede the Articles of Organization, as amended, and shall be the Articles of Organization for the limited liability company.

ARTICLE I

The name of the limited liability company is: ADLER ENERGY LLC

ARTICLE II

The purpose for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is: ______________________

ARTICLE IV

1. The street address of the registered office is:

4033 EASTERN SKY DRIVE, TRAVERSE CITY, Michigan 49684
(Street Address) (City) (ZIP Code)

2. The mailing address of the registered office if different than above:

______________________, Michigan ________
(Street Address or P.O. Box) (City) (ZIP Code)

3. The name of the resident agent at the registered office is: PATRICK M ELLIS

ARTICLE V (Additional provisions, if any, may be inserted here; attach additional pages if need.)

Complete section (a) if the Restated Articles only restate and integrate the Articles of Organization, otherwise, complete section (b). **Do not complete both**, (Check one)

☐ (a) These Restated Articles of Organization only restate and integrate the Articles of Organization.

☒ (b) These Restated Articles amend the Articles of Organization and were approved on the 27th day of MARCH, 2023 in accordance with Section 604 of the Act: (check one)

☐ by unanimous vote of all the members entitled to vote.

☐ by a majority in interest if an operating agreement authorizes amendment of the Articles of Organization by majority vote.

This document is hereby signed as required by Section 103 of the Act.

Signed this 27 day of MARCH, 2023

By [signature]
(Signature of Member, Manager, or Authorized Agent)

JOHN V MILLER JR President
(Type or Print Name and Capacity)